UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Decision to Resign

On February 24, 2023, Dr. Brian K. Halak notified Alimera Sciences, Inc. (the “Company”) that he had decided to resign from the Company’s Board of Directors (the “Board”), effective upon the appointment of Dr. Roger Sawhney to the Board, which occurred on February 25, 2023 as described below. Dr. Halak served as a director of the Company from 2004 until his resignation and he served as a member of the audit committee and the nominating and corporate governance committee of the Board. Dr. Halak’s decision was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. The Company greatly appreciates Dr. Halak’s long and dedicated service as a director and wishes him the best in his future endeavors.

(d) Appointment of New Director

On February 25, 2023, based in part upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Roger A. Sawhney, M.D. to the Board as a Class III director, to serve until the Company’s annual meeting of stockholders in 2025. Dr. Sawhney filled the vacancy on the Board created by Dr. Halak’s resignation. The Board also appointed Dr. Sawhney to replace Dr. Halak on the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Dr. Sawhney has served as Chief Financial Officer of Garuda Therapeutics, Inc., a company creating off-the-shelf, durable blood stem cell therapies, since September 2022. From May 2020 to May 2022, Dr. Sawhney served as the Chief Financial Officer of Omega Therapeutics, Inc., a pioneer in mRNA-based therapeutics for precision gene modulation, and he served as the Chief Business Officer of Omega from May 2022 to September 2022. From September 2018 to February 2020, Dr. Sawhney served at KKR & Co. Inc., a global investment firm, as Director of its healthcare investment platform in the Americas where his work focused on investments across private and growth equity in the healthcare sector. From August 2009 to August 2012, Dr. Sawhney served as Senior Vice President and Head of Global Corporate Strategy for Novartis AG (NYSE: NVS), as well as Senior Vice President of Corporate Strategy and Business Development for Outcome Health from February 2017 to February 2018. Dr. Sawhney has also served as Partner with Bain & Company from August 2012 to February 2017 and the Boston Consulting Group from 1996 to 2009, where he managed numerous client engagements across the life sciences, med-tech and digital health sectors. Dr. Sawhney holds an M.D. from Harvard Medical School and a B.A. in Economics from Stanford University.

In connection with his election to the Board and pursuant to the Company’s non-employee director compensation program (the “Director Compensation Program”), the Compensation Committee of the Board granted to Dr. Sawhney options to purchase 2,252 shares of the Company’s common stock at an exercise price of $2.2092, the closing price per share of the common stock on February 27, 2023, the first trading date after his appointment to the Board. The options will vest and become exercisable in equal monthly installments of 450 shares on the 12th day of each month from March 12, 2023 through July 12, 2023, with the final installment to be adjusted as necessary to avoid any fractional shares in any installment, provided Dr. Sawhney provides continuous service to the Company through the applicable vesting date. In the event of a change of control of the Company or if Dr. Sawhney’s service terminates due to his death or disability, the options will accelerate and immediately become exercisable. Also pursuant to the Director Compensation Program, Dr. Sawhney will receive a $40,000 annual retainer for his service on the Board, a $10,000 annual retainer for his service on the Audit Committee and a $4,000 annual retainer for his service on the Nominating and Governance Committee, with such retainers initially to be prorated to the 2023 annual meeting of stockholders. In addition, under the Director Compensation Program he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2023, options to purchase an additional 6,000 shares of the Company’s common stock, provided he is then continuing to serve on the Board.

Dr. Sawhney and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form the Company has entered into with its other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-162782), as filed with the SEC on October 30, 2009.

There are no arrangements or understandings between Dr. Sawhney and any other person pursuant to which he was appointed as a director. There are no transactions in which Dr. Sawhney has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure

On February 27, 2023, the Company issued a press release announcing the appointment of Dr. Sawhney to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Alimera Sciences, Inc. dated February 27, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: March 1, 2023	By:	/s/ Russell L. Skibsted
	Name:	Russell L. Skibsted
	Title:	Chief Financial Officer and Senior Vice President

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